                                                                 Exhibit 25.1

-----------------------------------------------------------------------------
                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                            --------------------
                                  FORM T-1

               STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE
               ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS
               TRUSTEE

               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
               OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

                       ------------------------------

                            BANKERS TRUST COMPANY
             (Exact name of trustee as specified in its charter)

NEW YORK                                                    13-4941247
(Jurisdiction of Incorporation or                           (I.R.S. Employer
organization if not a U.S. national bank)                   Identification no.)

FOUR ALBANY STREET
NEW YORK, NEW YORK                                          10006
(Address of principal                                       (Zip Code)
executive offices)

                            BANKERS TRUST COMPANY
                            LEGAL DEPARTMENT
                            130 LIBERTY STREET, 31ST FLOOR
                            NEW YORK, NEW YORK 10006
                            (212) 250-2201
          (Name, address and telephone number of agent for service)

           ------------------------------------------------------
                           ALLEGIANT BANCORP, INC.
                         ALLEGIANT CAPITAL TRUST II
           (Exact name of Registrant as specified in its charter)


                  MISSOURI                             43-1519382
                  DELAWARE                             TO BE APPLIED FOR
(State or other jurisdiction or organization)  (IRS Employer Identification no.)

                              2122 KRATKY ROAD
                          ST. LOUIS, MISSOURI 63114
              (Address, including zip code and telephone number
                       of principal executive offices)

                         ALLEGIANT CAPITAL TRUST II
                         TRUST PREFERRED SECURITIES
                          (Title of the securities)

                        Item 1. General Information.
                  Furnish the following information as to the trustee.

                  (a) Name and address of each examining or supervising authority to which it is subject.

                  NAME                                              ADDRESS
                  ----                                              -------
                  Federal Reserve Bank (2nd District)           New York, NY
                  Federal Deposit Insurance Corporation         Washington, D.C.
                  New York State Banking Department             Albany, NY

                  (b) Whether it is authorized to exercise corporate trust powers.
                          Yes.

ITEM 2.           AFFILIATIONS WITH OBLIGOR.

                  If the obligor is an affiliate of the Trustee, describe each such affiliation.

                  None.

ITEM 3.-15.       NOT APPLICABLE.

ITEM  16.         LIST OF EXHIBITS.

                  EXHIBIT 1 -       Restated Organization Certificate of
                                    Bankers Trust Company dated August 6,
                                    1998, Certificate of Amendment of the
                                    Organization Certificate of Bankers
                                    Trust Company dated September 25, 1998,
                                    and Certificate of Amendment of the
                                    Organization Certificate of Bankers
                                    Trust Company dated December 16, 1998,
                                    copies attached.

                  EXHIBIT 2 -       Certificate of Authority to commence
                                    business - Incorporated herein by
                                    reference to Exhibit 2 filed with Form
                                    T-1 Statement, Registration No.
                                    33-21047.

                  EXHIBIT 3 -       Authorization of the Trustee to
                                    exercise corporate trust powers -
                                    Incorporated herein by reference to
                                    Exhibit 2 filed with Form T-1 Statement,
                                    Registration No. 33-21047.

                  EXHIBIT 4 -       Existing By-Laws of Bankers Trust
                                    Company, as amended on June 22, 1999.
                                    Copy attached.

                  EXHIBIT 5 -       Not applicable.

                  EXHIBIT 6 -       Consent of Bankers Trust Company
                                    required by Section 321(b) of the Act. -
                                    Incorporated herein by reference to
                                    Exhibit 4 filed with Form T-1 Statement,
                                    Registration No. 22-18864.

                  EXHIBIT 7 -       The latest report of condition of
                                    Bankers Trust Company dated as of March
                                    31, 2001. Copy attached.

                  EXHIBIT 8 -       Not Applicable.

                  EXHIBIT 9 -       Not Applicable.

                                  SIGNATURE



         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bankers Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on this 8th day of June, 2001.


                                                     BANKERS TRUST COMPANY


                                                         /s/ Irina Golovashchuk
                                                         ----------------------
                                                     By:   Irina Golovashchuk
                                                           Account Manager

                             State of New York,

                             Banking Department


         I, MANUEL KURSKY, Deputy Superintendent of Banks of the State of New York, DO HEREBY APPROVE the annexed Certificate entitled "CERTIFICATE OF AMENDMENT OF THE ORGANIZATION CERTIFICATE OF BANKERS TRUST COMPANY UNDER
SECTION 8005 OF THE BANKING LAW," dated September 16, 1998, providing for an increase in authorized capital stock from $3,001,666,670 consisting of 200,166,667 shares with a par value of $10 each designated as Common Stock and 1,000 shares with a par value of $1,000,000 each designated as Series Preferred Stock to $3,501,666,670 consisting of 200,166,667 shares with a par value of $10 each designated as Common Stock and 1,500 shares with a par value of $1,000,000 each designated as Series Preferred Stock.

WITNESS, my hand and official seal of the Banking Department at the City of New York, this 25TH day of SEPTEMBER in the Year of
                                         ----        ---------
                                    our Lord one thousand nine hundred and
                                    NINETY-EIGHT.

                                                   Manuel Kursky
                                        -----------------------------------
                                          Deputy Superintendent of Banks

                                  RESTATED
                                ORGANIZATION
                                 CERTIFICATE
                                     OF
                            BANKERS TRUST COMPANY


                        ----------------------------

                             Under Section 8007
                             Of the Banking Law

                        ----------------------------




                            Bankers Trust Company
                             130 Liberty Street
                            New York, N.Y. 10006




    Counterpart Filed in the Office of the Superintendent of Banks, State
                        of New York, August 31, 1998

                      RESTATED ORGANIZATION CERTIFICATE
                                     OF
                                BANKERS TRUST
                    Under Section 8007 of the Banking Law

                        -----------------------------


          We, James T. Byrne, Jr. and Lea Lahtinen, being respectively a Managing Director and an Assistant Secretary and a Vice President and an Assistant Secretary of BANKERS TRUST COMPANY, do hereby certify:

          1. The name of the corporation is Bankers Trust Company.

          2. The organization certificate of the corporation was filed by the Superintendent of Banks of the State of New York on March 5, 1903.

          3. The text of the organization certificate, as amended heretofore, is hereby restated without further amendment or change to read as herein-set forth in full, to wit:


                        "Certificate of Organization
                                     of
                            Bankers Trust Company

          Know All Men By These Presents That we, the undersigned, James A. Blair, James G. Cannon, E. C. Converse, Henry P. Davison, Granville W. Garth,
A. Barton Hepburn, Will Logan, Gates W. McGarrah, George W. Perkins, William H. Porter, John F. Thompson, Albert H. Wiggin, Samuel Woolverton and Edward F.
C. Young, all being persons of full age and citizens of the United States, and a majority of us being residents of the State of New York, desiring to form a corporation to be known as a Trust Company, do hereby associate ourselves together for that purpose under and pursuant to the laws of the State of New York, and for such purpose we do hereby, under our respective hands and seals, execute and duly acknowledge this Organization Certificate in duplicate, and hereby specifically state as follows, to wit:

            I. The name by which the said corporation shall be known is Bankers Trust Company.

           II. The place where its business is to be transacted is the City of New York, in the State of New York.

          III. Capital Stock: The amount of capital stock which the corporation is hereafter to have is Three Billion One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($3,001,666,670), divided into Two Hundred Million, One Hundred Sixty-Six Thousand, Six Hundred Sixty-Seven (200,166,667) shares with a par value of $10 each designated as Common Stock and 1,000 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock.

          (a) Common Stock

           1. Dividends: Subject to all of the rights of the Series Preferred Stock, dividends may be declared and paid or set apart for payment upon the Common Stock out of any assets or funds of the corporation legally available for the payment of dividends.

           2. Voting Rights: Except as otherwise expressly provided with respect to the Series Preferred Stock or with respect to any series of the Series Preferred Stock, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, each holder of the Common Stock being entitled to one vote for each share thereof held.

           3. Liquidation: Upon any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, and after the holders of the Series Preferred Stock of each series shall have been paid in full the amounts to which they respectively shall be entitled, or a sum sufficient for the payment in full set aside, the remaining net assets of the corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests, to the exclusion of the holders of the Series Preferred Stock.

           4. Preemptive Rights: No holder of Common Stock of the corporation shall be entitled, as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class or series whatsoever, any rights or options to purchase stock of any class or series whatsoever, or any securities convertible into, exchangeable for or carrying rights or options to purchase stock of any class or series whatsoever, whether now or hereafter authorized, and whether issued for cash or other consideration, or by way of dividend or other distribution.

           (b) Series Preferred Stock

           1. Board Authority: The Series Preferred Stock may be issued from time to time by the Board of Directors as herein provided in one or more series. The designations, relative rights, preferences and limitations of the Series Preferred Stock, and particularly of the shares of each series thereof, may, to the extent permitted by law, be similar to or may differ from those of any other series. The Board of Directors of the corporation is hereby expressly granted authority, subject to the provisions of this
Article III, to issue from time to time Series Preferred Stock in one or more series and to fix from time to time before issuance thereof, by filing a certificate pursuant to the Banking Law, the number of shares in each such series of such class and all designations, relative rights (including the right, to the extent permitted by law, to convert into shares of any class or into shares of any series of any class), preferences and limitations of the shares in each such series, including, buy without limiting the generality of the foregoing, the following:

                  (i) The number of shares to constitute such series (which number may at any time, or from time to time, be increased or decreased by the Board of Directors, notwithstanding that shares of the series may be outstanding at the time of such increase or decrease, unless the Board of Directors shall have otherwise provided in creating such series) and the distinctive designation thereof;

                  (ii) The dividend rate on the shares of such series, whether or not dividends on the shares of such series shall be cumulative, and the date or dates, if any, from which dividends thereon shall be cumulative;

                  (iii) Whether or not the share of such series shall be redeemable, and, if redeemable, the date or dates upon or after which they shall be redeemable, the amount or amounts per share (which shall be, in the case of each share, not less than its preference upon involuntary liquidation, plus an amount equal to all dividends thereon accrued and unpaid, whether or not earned or declared) payable thereon in the case of the redemption thereof, which amount may vary at different redemption dates or otherwise as permitted by law;

                  (iv) The right, if any, of holders of shares of such series to convert the same into, or exchange the same for, Common Stock or other stock as permitted by law, and the terms and conditions of such conversion or exchange, as well as provisions for adjustment of the conversion rate in such events as the Board of Directors shall determine;

                  (v) The amount per share payable on the shares of such series upon the voluntary and involuntary liquidation, dissolution or winding up of the corporation;

                  (vi) Whether the holders of shares of such series shall have voting power, full or limited, in addition to the voting powers provided by law and, in case additional voting powers are accorded, to fix the extent thereof; and

                  (vii) Generally to fix the other rights and privileges and any qualifications, limitations or restrictions of such rights and privileges of such series, provided, however, that no such rights, privileges, qualifications, limitations or restrictions shall be in conflict with the organization certificate of the corporation or with the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of which there are shares outstanding.

           All shares of Series Preferred Stock of the same series shall be identical in all respects, except that shares of any one series issued at different times may differ as to dates, if any, from which dividends thereon may accumulate. All shares of Series Preferred Stock of all series shall be of equal rank and shall be identical in all respects except that to the extent not otherwise limited in this Article III any series may differ from any other series with respect to any one or more of the designations, relative rights, preferences and limitations described or referred to in subparagraphs (I) to (vii) inclusive above.

           2. Dividends: Dividends on the outstanding Series Preferred Stock of each series shall be declared and paid or set apart for payment before any dividends shall be declared and paid or set apart for payment on the Common Stock with respect to the same quarterly dividend period. Dividends on any shares of Series Preferred Stock shall be cumulative only if and to the extent set forth in a certificate filed pursuant to law. After dividends on all shares of Series Preferred Stock (including cumulative dividends if and to the extent any such shares shall be entitled thereto) shall have been declared and paid or set apart for payment with respect to any quarterly dividend period, then and not otherwise so long as any shares of Series Preferred Stock shall remain outstanding, dividends may be declared and paid or set apart for payment with respect to the same quarterly dividend period on the Common Stock out the assets or funds of the corporation legally available therefor.

           All Shares of Series Preferred Stock of all series shall be of equal rank, preference and priority as to dividends irrespective of whether or not the rates of dividends to which the same shall be entitled shall be the same and when the stated dividends are not paid in full, the shares of all series of the Series Preferred Stock shall share ratably in the payment thereof in accordance with the sums which would be payable on such shares if all dividends were paid in full, provided, however, that any two or more series of the Series Preferred Stock may differ from each other as to the existence and extent of the right to cumulative dividends, as aforesaid.

           3. Voting Rights: Except as otherwise specifically provided in the certificate filed pursuant to law with respect to any series of the Series Preferred Stock, or as otherwise provided by law, the Series Preferred Stock shall not have any right to vote for the election of directors or for any other purpose and the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes.

           4. Liquidation: In the event of any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, each series of Series Preferred Stock shall have preference and priority over the Common Stock for payment of the amount to which each outstanding series of Series Preferred Stock shall be entitled in accordance with the provisions thereof and each holder of Series Preferred Stock shall be entitled to be paid in full such amount, or have a sum sufficient for the payment in full set aside, before any payments shall be made to the holders of the Common Stock. If, upon liquidation, dissolution or winding up of the corporation, the assets of the corporation or proceeds thereof, distributable among the holders of the shares of all series of the Series Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributed among such holders ratably in accordance with the respective amounts which would be payable if all amounts payable thereon were paid in full. After the payment to the holders of Series Preferred Stock of all such amounts to which they are entitled, as above provided, the remaining assets and funds of the corporation shall be divided and paid to the holders of the Common Stock.

           5. Redemption: In the event that the Series Preferred Stock of any series shall be made redeemable as provided in clause (iii) of paragraph 1 of section (b) of this Article III, the corporation, at the option of the Board of Directors, may redeem at any time or times, and from time to time, all or any part of any one or more series of Series Preferred Stock outstanding by paying for each share the then applicable redemption price fixed by the Board of Directors as provided herein, plus an amount equal to accrued and unpaid dividends to the date fixed for redemption, upon such notice and terms as may be specifically provided in the certificate filed pursuant to law with respect to the series.

           6. Preemptive Rights: No holder of Series Preferred Stock of the corporation shall be entitled, as such, as a matter or right, to subscribe for or purchase any part of any new or additional issue of stock of any class or series whatsoever, any rights or options to purchase stock of any class or series whatsoever, or any securities convertible into, exchangeable for or carrying rights or options to purchase stock of any class or series whatsoever, whether now or hereafter authorized, and whether issued for cash or other consideration, or by way of dividend.

          (c) Provisions relating to Floating Rate Non-Cumulative Preferred Stock, Series A. (Liquidation value $1,000,000 per share.)

          1. Designation: The distinctive designation of the series established hereby shall be "Floating Rate Non-Cumulative Preferred Stock, Series A" (hereinafter called "Series A Preferred Stock").

          2. Number: The number of shares of Series A Preferred Stock shall initially be 250 shares. Shares of Series A Preferred Stock redeemed, purchased or otherwise acquired by the corporation shall be cancelled and shall revert to authorized but unissued Series Preferred Stock undesignated as to series.

          3. Dividends:

          (a) Dividend Payments Dates. Holders of the Series A Preferred Stock shall be entitled to receive non-cumulative cash dividends when, as and if declared by the Board of Directors of the corporation, out of funds legally available therefor, from the date of original issuance of such shares (the "Issue Date") and such dividends will be payable on March 28, June 28, September 28 and December 28 of each year ("Dividend Payment Date") commencing

September 28, 1990, at a rate per annum as determined in paragraph 3(b) below. The period beginning on the Issue Date and ending on the day preceding the first Dividend Payment Date and each successive period beginning on a Dividend Payment Date and ending on the date preceding the next succeeding Dividend Payment Date is herein called a "Dividend Period". If any Dividend Payment Date shall be, in The City of New York, a Sunday or a legal holiday or a day on which banking institutions are authorized by law to close, then payment will be postponed to the next succeeding business day with the same force and effect as if made on the Dividend Payment Date, and no interest shall accrue for such Dividend Period after such Dividend Payment Date.

           (b) Dividend Rate. The dividend rate from time to time payable in respect of Series A Preferred Stock (the "Dividend Rate") shall be determined on the basis of the following provisions:

           (i) On the Dividend Determination Date, LIBOR will be determined on the basis of the offered rates for deposits in U.S. dollars having a maturity of three months commencing on the second London Business Day immediately following such Dividend Determination Date, as such rates appear on the Reuters Screen LIBO Page as of 11:00 A.M. London time, on such Dividend Determination Date. If at least two such offered rates appear on the Reuters Screen LIBO Page, LIBOR in respect of such Dividend
Determination Dates will be the arithmetic mean (rounded to the nearest one-hundredth of a percent, with five one-thousandths of a percent rounded upwards) of such offered rates. If fewer than those offered rates appear, LIBOR in respect of such Dividend Determination Date will be determined as described in paragraph (ii) below.

           (ii) On any Dividend Determination Date on which fewer than those offered rates for the applicable maturity appear on the Reuters Screen LIBO Page as specified in paragraph (I) above, LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars having a maturity of three months commencing on the second London Business Day immediately following such Dividend Determination Date and in a principal amount of not less than $1,000,000 that is representative of a single transaction in such market at such time are offered by three major banks in the London interbank market selected by the corporation at approximately 11:00 A.M., London time, on such Dividend Determination Date to prime banks in the London market. The corporation will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR in respect of such Dividend Determination Date will be the arithmetic mean (rounded to the nearest one-hundredth of a percent, with five one-thousandths of a percent rounded upwards) of such quotations. If fewer than two quotations are provided, LIBOR in respect of such Dividend Determination Date will be the arithmetic mean (rounded to the nearest one-hundredth of a percent, with five one-thousandths of a percent rounded upwards) of the rates quoted by three major banks in New York City selected by the corporation at approximately 11:00 A.M., New York City time, on such Dividend Determination Date for loans in U.S. dollars to leading European banks having a maturity of three months commencing on the second London Business Day immediately following such Dividend Determination Date and in a principal amount of not less than $1,000,000 that is representative of a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by the corporation are not quoting as aforementioned in this sentence, then, with respect to such Dividend Period, LIBOR for the preceding Dividend Period will be continued as LIBOR for such Dividend Period.

           (iii) The Dividend Rate for any Dividend Period shall be equal to the lower of 18% or 50 basis points above LIBOR for such Dividend Period as LIBOR is determined by sections (I) or (ii) above.

As used above, the term "Dividend Determination Date" shall mean, with respect to any Dividend Period, the second London Business Day prior to the commencement of such Dividend Period; and the term "London Business Day" shall mean any day that is not a Saturday or Sunday and that, in New York
City, is not a day on which banking institutions generally are authorized or required by law or executive order to close and that is a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

           4. Voting Rights: The holders of the Series A Preferred Stock shall have the voting power and rights set forth in this paragraph 4 and shall have no other voting power or rights except as otherwise may from time to time be required by law.

           So long as any shares of Series A Preferred Stock remain outstanding, the corporation shall not, without the affirmative vote or consent of the holders of at least a majority of the votes of the Series Preferred Stock entitled to vote outstanding at the time, given in person or by proxy, either in writing or by resolution adopted at a meeting at which the holders of Series A Preferred Stock (alone or together with the holders of one or more other series of Series Preferred Stock at the time outstanding and entitled to vote) vote separately as a class, alter the provisions of the Series Preferred Stock so as to materially adversely affect its rights; provided, however, that in the event any such materially adverse alteration affects the rights of only the Series A Preferred Stock, then the alteration may be effected with the vote or consent of at least a majority of the votes of the Series A Preferred Stock; provided, further, that an increase in the amount of the authorized Series Preferred Stock and/or the creation and/or issuance of other series of Series Preferred Stock in accordance with the organization certificate shall not be, nor be deemed to be, materially adverse alterations. In connection with the exercise of the voting rights contained in the preceding sentence, holders of all series of Series Preferred Stock which are granted such voting rights (of which the Series A Preferred Stock is the initial series) shall vote as a class (except as specifically provided otherwise) and each holder of Series A Preferred Stock shall have one vote for each share of stock held and each other series shall have such number of votes, if any, for each share of stock held as may be granted to them.

           The foregoing voting provisions will not apply if, in connection with the matters specified, provision is made for the redemption or retirement of all outstanding Series A Preferred Stock.

           5. Liquidation: Subject to the provisions of section (b) of this
Article III, upon any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, the holders of the Series A Preferred
Stock shall have preference and priority over the Common Stock for payment out of the assets of the corporation or proceeds thereof, whether from capital or surplus, of $1,000,000 per share (the "liquidation value") together with the amount of all dividends accrued and unpaid thereon, and after such payment the holders of Series A Preferred Stock shall be entitled to no other payments.

           6. Redemption: Subject to the provisions of section (b) of this
Article III, Series A Preferred Stock may be redeemed, at the option of the corporation in whole or part, at any time or from time to time at a redemption price of $1,000,000 per share, in each case plus accrued and unpaid dividends to the date of redemption.

           At the option of the corporation, shares of Series A Preferred Stock redeemed or otherwise acquired may be restored to the status of authorized but unissued shares of Series Preferred Stock.

           In the case of any redemption, the corporation shall give notice of such redemption to the holders of the Series A Preferred Stock to be redeemed in the following manner: a notice specifying the shares to be redeemed and the time and place of redemption (and, if less than the total outstanding shares are to be redeemed, specifying the certificate numbers and number of shares to be redeemed) shall be mailed by first class mail, addressed to the holders of record of the Series A Preferred Stock to be redeemed at their respective addresses as the same shall appear upon the books of the corporation, not more than sixty (60) days and not less than thirty (30) days previous to the date fixed for redemption. In the event such notice is not given to any shareholder such failure to give notice shall not affect the notice given to other shareholders. If less than the whole amount of outstanding Series A Preferred Stock is to be redeemed, the shares to be redeemed shall be selected by lot or pro rata in any manner determined by resolution of the Board of Directors to be fair and proper. From and after the date fixed in any such notice as the date of redemption (unless default shall be made by the corporation in providing moneys at the time and place of redemption for the payment of the redemption price) all dividends upon the Series A Preferred Stock so called for redemption shall cease to accrue, and all rights of the holders of said Series A Preferred Stock as stockholders in the corporation, except the right to receive the redemption price (without interest) upon surrender of the certificate representing the Series A Preferred Stock so called for redemption, duly endorsed for transfer, if required, shall cease and terminate. The corporation's obligation to provide moneys in accordance with the preceding sentence shall be deemed fulfilled if, on or before the redemption date, the corporation shall deposit with a bank or trust company (which may be an affiliate of the corporation) having an office in the Borough of Manhattan, City of New York, having a capital and surplus of at least $5,000,000 funds necessary for such redemption, in trust with irrevocable instructions that such funds be applied to the redemption of the shares of Series A Preferred Stock so called for redemption. Any interest accrued on such funds shall be paid to the corporation from time to time. Any funds so deposited and unclaimed at the end of two (2) years from such redemption date shall be released or repaid to the corporation, after which the holders of such shares of Series A Preferred Stock so called for redemption shall look only to the corporation for payment of the redemption price.

           IV. The name, residence and post office address of each member of the corporation are as follows:

                 Name                    RESIDENCE                              POST OFFICE ADDRESS
                 ----                    ---------                              -------------------

James A. Blair                           9 West 50th Street,                    33 Wall Street,
                                           Manhattan, New York City               Manhattan, New York City

James G. Cannon                          72 East 54th Street,                   14 Nassau Street,
                                           Manhattan, New York City               Manhattan, New York City

E. C. Converse                           3 East 78th Street,                    139 Broadway,
                                           Manhattan, New York City               Manhattan, New York City

Henry P. Davison                         Englewood,                             2 Wall Street,
                                           New Jersey                             Manhattan, New York City

Granville W. Garth                       160 West 57th Street,                  33 Wall Street
                                           Manhattan, New York City               Manhattan, New York City

A. Barton Hepburn                        205 West 57th Street                   83 Cedar Street
                                           Manhattan, New York City               Manhattan, New York City

William Logan                            Montclair,                             13 Nassau Street
                                           New Jersey                             Manhattan, New York City

George W. Perkins                        Riverdale,                             23 Wall Street,
                                           New York                               Manhattan, New York City

William H. Porter                        56 East 67th Street                    270 Broadway,
                                           Manhattan, New York City               Manhattan, New York City

John F. Thompson                         Newark,                                143 Liberty Street,
                                           New Jersey                             Manhattan, New York City



Albert H. Wiggin                         42 West 49th Street,                   214 Broadway,
                                           Manhattan, New York City               Manhattan, New York City

Samuel Woolverton                        Mount Vernon,                          34 Wall Street,
                                           New York                               Manhattan, New York City

Edward F.C. Young                        85 Glenwood Avenue,                    1 Exchange Place,
                                           Jersey City, New Jersey                Jersey City, New Jersey

           V. The existence of the corporation shall be perpetual.

          VI. The subscribers, the members of the said corporation, do, and each for himself does, hereby declare that he will accept the responsibilities and faithfully discharge the duties of a director therein, if elected to act as such, when authorized accordance with the provisions of the Banking Law of the State of New York.

         VII. The number of directors of the corporation shall not be less than 10 nor more than 25."

           4. The foregoing restatement of the organization certificate was authorized by the Board of Directors of the corporation at a meeting held on July 21, 1998.

         IN WITNESS WHEREOF, we have made and subscribed this certificate this 6th day of August, 1998.

         IN WITNESS WHEREOF, we have made and subscribed this certificate this 6th day of August, 1998.



                                         James T. Byrne, Jr.
                            --------------------------------------------
                                         James T. Byrne, Jr.
                                   Managing Director and Secretary


                                            Lea Lahtinen
                            --------------------------------------------
                                            Lea Lahtinen
                               Vice President and Assistant Secretary


                                            Lea Lahtinen
                            --------------------------------------------
                                            Lea Lahtinen

State of New York                   )
                                    )  ss:
County of New York                  )





         Lea Lahtinen, being duly sworn, deposes and says that she is a Vice President and an Assistant Secretary of Bankers Trust Company, the corporation described in the foregoing certificate; that she has read the foregoing certificate and knows the contents thereof, and that the statements herein contained are true.


                                            Lea Lahtinen
                            --------------------------------------------
                                            Lea Lahtinen

Sworn to before me this
6th day of August, 1998.




            Sandra L. West
   ------------------------------
            Notary Public

            SANDRA L. WEST
   Notary Public State of New York
            No. 31-4942101
     Qualified in New York County
Commission Expires September 19, 1998

                             State of New York,

                             Banking Department



         I, MANUEL KURSKY, Deputy Superintendent of Banks of the State of New York, DO HEREBY APPROVE the annexed Certificate entitled "RESTATED ORGANIZATION CERTIFICATE OF BANKERS TRUST COMPANY UNDER SECTION 8007 OF THE BANKING LAW," dated August 6, 1998, providing for the restatement of the Organization Certificate and all amendments into a single certificate.


WITNESS, my hand and official seal of the Banking Department at the City of New York,
                                    this 31ST day of AUGUST in the Year of our
                                         ----        ------
                                    Lord one thousand nine hundred and
                                    NINETY-EIGHT.



                                                    Manuel Kursky
                                         ------------------------------------
                                            DEPUTY Superintendent of Banks

                           CERTIFICATE OF AMENDMENT

                                   OF THE

                           ORGANIZATION CERTIFICATE

                              OF BANKERS TRUST

                    Under Section 8005 of the Banking Law

                        -----------------------------

         We, James T. Byrne, Jr. and Lea Lahtinen, being respectively a Managing Director and Secretary and a Vice President and an Assistant Secretary of Bankers Trust Company, do hereby certify:

         1. The name of the corporation is Bankers Trust Company.

         2. The organization certificate of said corporation was filed by the Superintendent of Banks on the 5th of March, 1903.

         3. The organization certificate as heretofore amended is hereby amended to increase the aggregate number of shares which the corporation shall have authority to issue and to increase the amount of its authorized capital stock in conformity therewith.

         4. Article III of the organization certificate with reference to the authorized capital stock, the number of shares into which the capital stock shall be divided, the par value of the shares and the capital stock outstanding, which reads as follows:

         "III. The amount of capital stock which the corporation is hereafter to have is Three Billion, One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($3,001,666,670), divided into Two Hundred Million, One Hundred Sixty-Six Thousand, Six Hundred Sixty-Seven (200,166,667) shares with a par value of $10 each designated as Common Stock and 1000 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

is hereby amended to read as follows:

         "III. The amount of capital stock which the corporation is hereafter to have is Three Billion, Five Hundred One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($3,501,666,670), divided into Two Hundred Million, One Hundred Sixty-Six Thousand, Six Hundred Sixty-Seven (200,166,667) shares with a par value of $10 each designated as Common Stock and 1500 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

         5. The foregoing amendment of the organization certificate was authorized by unanimous written consent signed by the holder of all outstanding shares entitled to vote thereon.

         IN WITNESS WHEREOF, we have made and subscribed this certificate this 25th day of September, 1998


                                          James T. Byrne, Jr.
                              --------------------------------------------
                                          James T. Byrne, Jr.
                                    Managing Director and Secretary


                                              Lea Lahtinen
                              --------------------------------------------
                                              Lea Lahtinen
                                 Vice President and Assistant Secretary

State of New York                   )
                                    ) ss:
County of New York                  )

         Lea Lahtinen, being fully sworn, deposes and says that she is a Vice President and an Assistant Secretary of Bankers Trust Company, the corporation described in the foregoing certificate; that she has read the foregoing certificate and knows the contents thereof, and that the statements herein contained are true.

                                              Lea Lahtinen
                              --------------------------------------------
                                              Lea Lahtinen

Sworn to before me this 25th day
of September, 1998



           Sandra L. West
  --------------------------------
           Notary Public

            SANDRA L. WEST
   Notary Public State of New York
            No. 31-4942101
     Qualified in New York County
Commission Expires September 19, 2000

                             State of New York,

                             Banking Department


         I, P. VINCENT CONLON, Deputy Superintendent of Banks of the State of New York, DO HEREBY APPROVE the annexed Certificate entitled "CERTIFICATE OF AMENDMENT OF THE ORGANIZATION CERTIFICATE OF BANKERS TRUST COMPANY UNDER
SECTION 8005 OF THE BANKING LAW," dated December 16, 1998, providing for an increase in authorized capital stock from $3,501,666,670 consisting of 200,166,667 shares with a par value of $10 each designated as Common Stock and 1,500 shares with a par value of $1,000,000 each designated as Series Preferred Stock to $3,627,308,670 consisting of 212,730,867 shares with a par value of $10 each designated as Common Stock and 1,500 shares with a par value of $1,000,000 each designated as Series Preferred Stock.

WITNESS, my hand and official seal of the Banking Department at the City of New York,
                                this 18TH day of DECEMBER in the Year of our
                                     ----        --------
                                Lord one thousand nine hundred and NINETY-EIGHT.

                                                 P. Vincent Conlon
                                          ------------------------------
                                          Deputy Superintendent of Banks

                          CERTIFICATE OF AMENDMENT

                                   OF THE

                          ORGANIZATION CERTIFICATE

                              OF BANKERS TRUST

                    Under Section 8005 of the Banking Law

                        -----------------------------

         We, James T. Byrne, Jr. and Lea Lahtinen, being respectively a Managing Director and Secretary and a Vice President and an Assistant Secretary of Bankers Trust Company, do hereby certify:

         1. The name of the corporation is Bankers Trust Company.

         2. The organization certificate of said corporation was filed by the Superintendent of Banks on the 5th of March, 1903.

         3. The organization certificate as heretofore amended is hereby amended to increase the aggregate number of shares which the corporation shall have authority to issue and to increase the amount of its authorized capital stock in conformity therewith.

         4. Article III of the organization certificate with reference to the authorized capital stock, the number of shares into which the capital stock shall be divided, the par value of the shares and the capital stock outstanding, which reads as follows:

         "III. The amount of capital stock which the corporation is hereafter to have is Three Billion, Five Hundred One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($3,501,666,670), divided into Two Hundred Million, One Hundred Sixty-Six Thousand, Six Hundred Sixty-Seven (200,166,667) shares with a par value of $10 each designated as Common Stock and 1500 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

is hereby amended to read as follows:

         "III. The amount of capital stock which the corporation is hereafter to have is Three Billion, Six Hundred Twenty-Seven Million, Three Hundred Eight Thousand, Six Hundred Seventy Dollars ($3,627,308,670), divided into Two Hundred Twelve Million, Seven Hundred Thirty Thousand, Eight Hundred Sixty- Seven (212,730,867) shares with a par value of $10 each designated as Common Stock and 1500 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

         5. The foregoing amendment of the organization certificate was authorized by unanimous written consent signed by the holder of all outstanding shares entitled to vote thereon.

         IN WITNESS WHEREOF, we have made and subscribed this certificate this 16th day of December, 1998


                                           James T. Byrne, Jr.
                              --------------------------------------------
                                           James T. Byrne, Jr.
                                    Managing Director and Secretary


                                              Lea Lahtinen
                              --------------------------------------------
                                              Lea Lahtinen
                                 Vice President and Assistant Secretary

State of New York                   )
                                    ) ss:
County of New York                  )

         Lea Lahtinen, being fully sworn, deposes and says that she is a Vice President and an Assistant Secretary of Bankers Trust Company, the corporation described in the foregoing certificate; that she has read the foregoing certificate and knows the contents thereof, and that the statements herein contained are true.

                                              Lea Lahtinen
                              --------------------------------------------
                                              Lea Lahtinen

Sworn to before me this 16th day
of December, 1998



            Sandra L. West
     ---------------------------
            Notary Public

            SANDRA L. WEST
   Notary Public State of New York
            No. 31-4942101
     Qualified in New York County
Commission Expires September 19, 2000

                                   BY-LAWS



                                JUNE 22, 1999





                          BANKERS TRUST CORPORATION
         (INCORPORATED UNDER THE NEW YORK BUSINESS CORPORATION LAW)

                          BANKERS TRUST CORPORATION

               -----------------------------------------------

                                   BY-LAWS

               -----------------------------------------------

                                  ARTICLE I

                                SHAREHOLDERS

SECTION 1.01 Annual Meetings. The annual meetings of shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on the third Tuesday in April of each year, if not a legal holiday, and if a legal holiday then on the next succeeding business day, at such hour as shall be designated by the Board of Directors. If no other hour shall be so designated such meeting shall be held at 3 P.M.

SECTION 1.02 Special Meetings. Special meetings of the shareholders, except those regulated otherwise by statute, may be called at any time by the Board of Directors, or by any person or committee expressly so authorized by the Board of Directors and by no other person or persons.

SECTION 1.03 Place of Meetings. Meetings of shareholders shall be held at such place within or without the State of New York as shall be determined from time to time by the Board of Directors or, in the case of special meetings, by such person or persons as may be authorized to call a meeting. The place in which each meeting is to be held shall be specified in the notice of such meeting.

SECTION 1.04 Notice of Meetings. A copy of the written notice of the place, date and hour of each meeting of shareholders shall be given personally or by mail, not less than ten nor more than fifty days before the date of the meeting, to each shareholder entitled to vote at such meeting. Notice of a special meeting shall indicate that it is being issued by or at the direction of the person or persons calling the meeting and shall also state the purpose or purposes for which the meeting is called. Notice of any meeting at which is proposed to take action which would entitle shareholders to receive payment for their shares pursuant to statutory provisions must include a statement of that purpose and to that effect. If mailed, such notices of the annual and each special meeting are given when deposited in the United States mail, postage prepaid, directed to the shareholder at his address as it appears in the record of shareholders unless he shall have filed with the Secretary of the corporation a written request that notices intended for him shall be mailed to some other address, in which case it shall be directed to him at such other address.

SECTION 1.05 Record Date. For the purpose of determining the shareholders entitled to notice of or to vote any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than fifty nor less than ten days before the date of such meeting, nor more than fifty days prior to any other action.

SECTION 1.06 Quorum. The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote thereat shall constitute a quorum at a meeting of shareholders for the transaction of business, except as otherwise provided by statute, by the Certificate of Incorporation or by the By-Laws. The shareholders present in person or by proxy and entitled to vote at any meeting, despite the absence of a quorum, shall have power to adjourn the meeting from time to time, to a designated time and place, without notice other than by announcement at the meeting, and at any adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. However, if after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice.

SECTION 1.07 Notice of Shareholder Business at Annual Meeting. At an annual meeting of shareholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any shareholder of the corporation who complies with the notice procedures set forth in this Section 1.07. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than thirty days nor more than fifty days prior to the meeting; provided, however, that in the event that less than forty days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the corporation's books, of the shareholder proposing such business, (c) the class and number of shares of the corporation which are beneficially owned by the shareholder and (d) any material interest of the shareholder in such business. Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 1.07 and Section 2.03. The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 1.07 and Section 2.03, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

                                 ARTICLE II

                             BOARD OF DIRECTORS

SECTION 2.01 Number and Qualifications. The business of the corporation shall be managed by its Board of Directors. The number of directors constituting the entire Board of Directors shall be not less than seven nor more than fifteen, as shall be fixed from time to time by vote of a majority of the entire Board of Directors. Each director shall be at least 21 years of age. Directors need not be shareholders. No Officer-Director who shall have attained age 65, or earlier relinquishes his responsibilities and title, shall be eligible to serve as a director.

SECTION 2.02 Election. At each annual meeting of shareholders, directors shall be elected by a plurality of the votes to hold office until the next annual meeting. Subject to the provisions of the statute, of the Certificate of Incorporation and of the By-Laws, each director shall hold office until the expiration of the term for which elected, and until his successor has been elected and qualified.

SECTION 2.03 Nomination and Notification of Nomination. Subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, nominations for the election of directors may be made by the Board of Directors or to any committee appointed by the Board of Directors or by any shareholder entitled to vote in the election of directors generally. However, any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such shareholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the corporation not later than (i) with respect to an election to be held at an annual meeting of shareholders ninety days in advance of such meeting, and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the corporation if so elected. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the corporation that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in the By-Laws. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these By-Laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

SECTION 2.04 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such places and times as may be fixed from time to time by resolution of the Board and a regular meeting for the purpose of organization and transaction of other business shall be held each year after the adjournment of the annual meeting of shareholders.

SECTION 2.05 Special Meetings. The Chairman of the Board, the Chief Executive Officer, the President, the Senior Vice Chairman or any Vice Chairman may, and at the request of three directors shall, call a special meeting of the Board of Directors, two days' notice of which shall be given in person or by mail, telegraph, radio, telephone or cable. Notice of a special meeting need not be given to any director who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him.

SECTION 2.06 Place of Meeting. The directors may hold their meetings, have one or more offices, and keep the books of the corporation (except as may be provided by law) at any place, either within or without the State of New York, as they may from time to time determine.

SECTION 2.07 Quorum and Vote. At all meetings of the Board of Directors the presence of one-third of the entire Board, but not less than two directors, shall constitute a quorum for the transaction of business. Any one or more members of the Board of Directors or of any committee thereof may participate in a meeting of the Board of Directors or a committee thereof by means of a conference telephone or similar communications equipment which allows all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at such a meeting. The vote of a majority of the directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board of Directors, except as may be otherwise provided by statute or the By-Laws.

SECTION 2.08 Vacancies. Newly created directorships resulting from increase in the number of directors and vacancies in the Board of Directors, whether caused by resignation, death, removal or otherwise, may be filled by vote of a majority of the directors then in office, although less than a quorum exists.

                                 ARTICLE III

                       EXECUTIVE AND OTHER COMMITTEES

SECTION 3.01 Designation and Authority. The Board of Directors, by resolution adopted by a majority of the entire Board, may designate from among its members an Executive Committee and other committees, each consisting of three or more directors. Each such committee, to the extent provided in the resolution or the By-Laws, shall have all the authority of the Board, except that no such committee shall have authority as to:

        (i) the submission to shareholders of any action as to which shareholders' authorization is required by law.

       (ii) the filling of vacancies in the Board of Directors or any committee.

      (iii) the fixing of compensation of directors for serving on the Board or on any committee.

       (iv) the amendment or appeal of the By-Laws, or the adoption of new By-Laws.

        (v) the amendment or repeal of any resolution of the Board which by its terms shall not be so amendable or repealable.

The Board may designate one or more directors as alternate members of any such committee, who may replace any absent member or members at any meeting of such committee. Each such committee shall serve at the pleasure of the Board of Directors.

SECTION 3.02 Procedure. Except as may be otherwise provided by statute, by the By-Laws or by resolution of the Board of Directors, each committee may make rules for the call and conduct of its meetings. Each committee shall keep a record of its acts and proceedings and shall report the same from time to time to the Board of Directors.

                                 ARTICLE IV

                                  OFFICERS

SECTION 4.01 Titles and General. The Board of Directors shall elect from among their number a Chairman of the Board and a Chief Executive Officer, and may also elect a President, a Senior Vice Chairman, one or more Vice Chairmen, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Principals, one or more Vice Presidents, a Secretary, a Controller, a Treasurer, a General Counsel, a General Auditor, and a General Credit Auditor, who need not be directors. The officers of the corporation may also include such other officers or assistant officers as shall from time to time be elected or appointed by the Board. The Chairman of the Board or the Chief Executive Officer or, in their absence, the President, the Senior Vice Chairman or any Vice Chairman, may from time to time appoint assistant officers. All officers elected or appointed by the Board of Directors shall hold their respective offices during the pleasure of the Board of Directors, and all assistant officers shall hold office at the pleasure of the Board or the Chairman of the Board or the Chief Executive Officer or, in their absence, the President, the Senior Vice Chairman or any Vice Chairman. The Board of Directors may require any and all officers and employees to give security for the faithful performance of their duties.

SECTION 4.02 Chairman of the Board. The Chairman of the Board shall preside at all meetings of the shareholders and of the Board of Directors. Subject to the Board of Directors, he shall exercise all the powers and perform all the duties usual to such office and shall have such other powers as may be prescribed by the Board of Directors or the Executive Committee or vested in him by the By-Laws.

SECTION 4.03 Chief Executive Officer. The Board of Directors shall designate the Chief Executive Officer of the corporation, which person may also hold the additional title of Chairman of the Board, President, Senior Vice Chairman or Vice Chairman. Subject to the Board of Directors, he shall exercise all the powers and perform all the duties usual to such office and shall have such other powers as may be prescribed by the Board of Directors or the Executive Committee or vested in him by the By-Laws.

SECTION 4.04 Chairman of the Board, President, Senior Vice Chairman, Vice Chairmen, Executive Vice Presidents, Senior Vice Presidents, Principals and Vice Presidents. The Chairman of the Board or, in his absence or incapacity the President or, in his absence or incapacity, the Senior Vice Chairman, the Vice Chairmen, the Executive Vice Presidents, or in their absence, the Senior Vice Presidents, in the order established by the Board of Directors shall, in the absence or incapacity of the Chief Executive Officer perform the duties of the Chief Executive Officer. The President, the Senior Vice Chairman, the Vice Chairmen, the Executive Vice Presidents, the Senior Vice Presidents, the Principals, and the Vice Presidents shall also perform such other duties and have such other powers as may be prescribed or assigned to them, respectively, from time to time by the Board of Directors, the Executive Committee, the Chief Executive Officer, or the By-Laws.

SECTION 4.05 Controller. The Controller shall perform all the duties customary to that office and except as may be otherwise provided by the Board of Directors shall have the general supervision of the books of account of the corporation and shall also perform such other duties and have such powers as may be prescribed or assigned to him from time to time by the Board of Directors, the Executive Committee, the Chief Executive Officer, or the By-Laws.

SECTION 4.06 Secretary. The Secretary shall keep the minutes of the meetings of the Board of Directors and of the shareholders and shall have the custody of the seal of the corporation. He shall perform all other duties usual to that office, and shall also perform such other duties and have such powers as may be prescribed or assigned to him from time to time by the Board of Directors, the Executive Committee, the Chairman of the Board, the Chief Executive Officer, or the By-Laws.

                                  ARTICLE V

              INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS

SECTION 5.01  The corporation shall, to the fullest extent permitted by
Section 721 of the New York Business Corporation Law, indemnify any person who is or was made, or threatened to be made, a party to an action or proceeding, whether civil or criminal, whether involving any actual or alleged breach of duty, neglect or error, any accountability, or any actual or alleged misstatement, misleading statement or other act or omission and whether brought or threatened in any court or administrative or legislative body or agency, including an action by or in the right of the corporation to procure a judgment in its favor and an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation is serving or served in any capacity at the request of the corporation by reason of the fact that he, his testator or intestate, is or was a director or officer of the corporation, or is serving or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement, and costs, charges and expenses, including attorneys' fees, or any appeal therein; provided, however, that no indemnification shall be provided to any such person if a judgment or other final adjudication adverse to the director or officer establishes that (i) his acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (ii) he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

SECTION 5.02 The corporation may indemnify any other person to whom the corporation is permitted to provide indemnification or the advancement of expenses by applicable law, whether pursuant to rights granted pursuant to, or provided by, the New York Business Corporation Law or other rights created by (i) a resolution of shareholders, (ii) a resolution of directors, or (iii) an agreement providing for such indemnification, it being expressly intended that these By-Laws authorize the creation of other rights in any such manner.

SECTION 5.03 The corporation shall, from time to time, reimburse or advance to any person referred to in Section 5.01 the funds necessary for payment of expenses, including attorneys' fees, incurred in connection with any action or proceeding referred to in Section 5.01, upon receipt of a written undertaking by or on behalf of such person to repay such amount(s) if a judgment or other final adjudication adverse to the director or officer establishes that (i) his acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (ii) he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

SECTION 5.04 Any director or officer of the corporation serving (i) another corporation, of which a majority of the shares entitled to vote in the election of its directors is held by the corporation, or (ii) any employee benefit plan of the corporation or any corporation referred to in clause
(i), in any capacity shall be deemed to be doing so at the request of the corporation. In all other cases, the provisions of this Article V will apply
(i) only if the person serving another corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise so served at the specific request of the corporation, evidenced by a written communication signed by the Chairman of the Board, the Chief Executive Officer, the President, the Senior Vice Chairman or any Vice Chairman, and (ii) only if and to the extent that, after making such efforts as the Chairman of the Board, the Chief Executive Officer, or the President shall deem adequate in the circumstances, such person shall be unable to obtain indemnification from such other enterprise or its insurer.

SECTION 5.05 Any person entitled to be indemnified or to the reimbursement or advancement of expenses as a matter of right pursuant to this Article V may elect to have the right to indemnification (or advancement of expenses) interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the action or proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time indemnification is sought.

SECTION 5.06 The right to be indemnified or to the reimbursement or advancement of expenses pursuant to this Article V (i) is a contract right pursuant to which the person entitled thereto may bring suit as if the provisions hereof were set forth in a separate written contract between the corporation and the director or officer, (ii) is intended to be retroactive and shall be available with respect to events occurring prior to the adoption hereof, and (iii) shall continue to exist after the rescission or restrictive modification hereof with respect to events occurring prior thereto.

SECTION 5.07 If a request to be indemnified or for the reimbursement or advancement of expenses pursuant hereto is not paid in full by the corporation within thirty days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled also to be paid the expenses of prosecuting such claim. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of or reimbursement or advancement of expenses to the claimant is proper in the circumstances, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant is not entitled to indemnification or to the reimbursement or advancement of expenses, shall be a defense to the action or create a presumption that the claimant is not so entitled.

SECTION 5.08 A person who has been successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in Section 5.01 shall be entitled to indemnification only as provided in Sections 5.01 and 5.03, notwithstanding any provision of the New York Business Corporation Law to the contrary.

                                 ARTICLE VI

                                    SEAL

SECTION 6.01 Corporate Seal. The corporate seal shall contain the name of the corporation and the year and state of its incorporation. The seal may be altered from time to time at the discretion of the Board of Directors.

                                 ARTICLE VII

                             SHARE CERTIFICATES

SECTION 7.01 Form. The certificates for shares of the corporation shall be in such form as shall be approved by the Board of Directors and shall be signed by the Chairman of the Board, the Chief Executive Officer, the President, the Senior Vice Chairman or any Vice Chairman and the Secretary or an Assistant Secretary, and shall be sealed with the seal of the corporation or a facsimile thereof. The signatures of the officers upon the certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the corporation itself or its employees.

                                ARTICLE VIII

                                   CHECKS

SECTION 8.01 Signatures. All checks, drafts and other orders for the payment of money shall be signed by such officer or officers or agent or agents as the Board of Directors may designate from time to time.

                                 ARTICLE IX

                                  AMENDMENT

SECTION 9.01 Amendment of By-Laws. The By-Laws may be amended, repealed or added to by vote of the holders of the shares at the time entitled to vote in the election of any directors. The Board of Directors may also amend, repeal or add to the By-Laws, but any By-Laws adopted by the Board of Directors may be amended or repealed by the shareholders entitled to vote thereon as provided herein. If any By-Law regulating an impending election of directors is adopted, amended or repealed by the Board, there shall be set forth in the notice of the next meeting of shareholders for the election of directors the By-Laws so adopted, amended or repealed, together with concise statement of the changes made.

                                  ARTICLE X

SECTION 10.01 Construction. The masculine gender, when appearing in these By-Laws, shall be deemed to include the feminine gender.

I, Irina Golovashchuk, Account Manager of Bankers Trust Company, New York, New York, hereby certify that the foregoing is a complete, true and correct copy of the By-Laws of Bankers Trust Company, and that the same are in full force and effect at this date.



                                                   /s/ Irina Golovashchuk
                                                   ----------------------
                                                     Irina Golovashchuk
                                                       Account Manager



DATED: June 8, 2001

Legal Title of Bank:  Bankers Trust Company     Call Date:    05/15/01     State#:  36-4840   FFIEC 031
Address:              130 Liberty Street        Vendor ID:    D            Cert#:   00623     Page RC-1
City, State   ZIP:    New York, NY 10006        Transit#:     21001003

                                                                                                  11


CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR MARCH 31, 2001

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, reported the amount outstanding as of the last business day of the quarter.


SCHEDULE RC--BALANCE SHEET

                                                                                                               ----------
                                                                                                                   C400
                                                                                                         ----------------
                                                                      Dollar Amounts in Thousands         RCFD
-------------------------------------------------------------------------------------------------------------------------
ASSETS                                                                                                   ////////////////
 1.   Cash and balances due from depository institutions (from Schedule RC-A):                           ////////////////
      a.   Noninterest-bearing balances and currency and coin (1) .............                          0081   2,380,000  1.a.
      b.   Interest-bearing balances (2) ......................................                          0071     636,000  1.b.
 2.   Securities:                                                                                        ////////////////
      a.   Held-to-maturity securities (from Schedule RC-B, column A) .........                          1754           0  2.a.
      b.   Available-for-sale securities (from Schedule RC-B, column D)........                          1773     103,000  2.b.
 3.   Federal funds sold and securities purchased under agreements to resell...                          1350   2,733,000  3.
 4.   Loans and lease financing receivables (from Schedule RC-C):                                        ////////////////
      a.   Loans and leases held for sale......................................                          5369           0  4.a.
      b.   Loans and leases, net unearned income...............................B528  16,536,000          ////////////////  4.b.
      c.   LESS: Allowance for loan and lease losses ..........................3123     442,000          ////////////////  4.c.
      d.   Loans and leases, net of unearned income and                                                  ////////////////
             allowance (item 4.b minus 4.c)....................................                          B529  16,094,000  4.d.
 5.   Trading Assets (from schedule RC-D)......................................                          3545  13,324,000  5.
 6.   Premises and fixed assets (including capitalized leases).................                          2145     563,000  6.
 7.   Other real estate owned (from Schedule RC-M).............................                          2150     100,000  7.
 8.   Investments in unconsolidated subsidiaries and associated companies                                ////////////////
        (from Schedule RC-M)...................................................                          2130   2,649,000  8.
 9.   Customers' liability to this bank on acceptances outstanding.............                          2155     237,000  9.
10.   Intangible assets........................................................                          ////////////////
      a.   Goodwill............................................................                          3163      56,000 10.a
      b.   Other intangible assets (from Schedule RC-M)........................                          0426      10,000 10.b
11.   Other assets (from Schedule RC-F)........................................                          2160   2,989,000 11.
12.   Total assets (sum of items 1 through 11).................................                          2170  41,874,000 12.
                                                                                                         ----------------

-----------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

Legal Title of Bank:  Bankers Trust Company     Call Date:    05/15/01     State#:  36-4840   FFIEC 031
Address:              130 Liberty Street        Vendor ID:    D            Cert#:   00623     Page RC-2
City, State   ZIP:    New York, NY 10006        Transit#:     21001003

                                                                                                  12


SCHEDULE RC--CONTINUED
                                                                     DOLLAR AMOUNTS IN THOUSANDS
-----------------------------------------------------------------------------------------------------------------------------------
LIABILITIES
13.    Deposits:                                                                                    /////////////////////
       a.   In domestic offices (sum of totals of columns A and C from                              /////////////////////
              Schedule RC-E, part I)                                                                RCON 2200  12,065,000  13.a.
            (1)   Noninterest-bearing(1) ..................................RCON 6631   3,280,000    /////////////////////  13.a.(1)
            (2)   Interest-bearing ........................................RCON 6636   8,785,000    /////////////////////  13.a.(2)
       b.   In foreign offices, Edge and Agreement subsidiaries, and IBFs                           /////////////////////
              (from Schedule RC-E part II)                                                          RCFN 2200   8,315,000  13.b.
            (1)   Noninterest-bearing .....................................RCFN 6631   1,177,000    /////////////////////  13.b.(1)
            (2)   Interest-bearing ........................................RCFN 6636   7,138,000    /////////////////////  13.b.(2)
14.    Federal funds purchased and securities sold under agreements to                              /////////////////////
         repurchase........................................................                         RCFD 2800   7,957,000  14.
15.    Trading liabilities (from Schedule RC-D)............................                         RCFD 3548   1,515,000  15.
16.    Other borrowed money (includes mortgage indebtedness and obligations                         /////////////////////
         under capitalized leases):                                                                 /////////////////////
            (from Schedule RC-M):                                                                   RCFD 3190   2,213,000  16.
17.    Not Applicable.                                                                              /////////////////////  17.
18.    Bank's liability on acceptances executed and outstanding............                         RCFD 2920     237,000  18.
19.    Subordinated notes and debentures (2)...............................                         RCFD 3200     285,000  19.
20.    Other liabilities (from Schedule RC-G)..............................                         RCFD 2930   2,063,000  20.
21.    Total liabilities (sum of items 13 through 20)......................                         RCFD 2948  34,650,000  21.
22.    Minority interest in consolidated subsidiaries......................                         RCFD 3000     618,000  22.
                                                                                                    /////////////////////
EQUITY CAPITAL                                                                                      /////////////////////
23.    Perpetual preferred stock and related surplus.......................                         RCFD 3838   1,500,000  23.
24.    Common stock........................................................                         RCFD 3230   2,127,000  24.
25.    Surplus (exclude all surplus related to preferred stock)............                         RCFD 3839     584,000  25.
26.    a.   Retained earnings..............................................                         RCFD 3632   2,527,000  26.a.
       b.   Accumulated other comprehensive Income (3).....................                         RCFD B530    (132,000) 26.b.
27.    Other equity capital components (4).................................                         RCFD A130           0  27.
28.    Total equity capital (sum of items 23 through 27)...................                         RCFD 3210   6,606,000  28.
29.    Total liabilities, minority interest, and equity capital (sum of                             /////////////////////
         items 21, 22, and 28).............................................                         RCFD 3300  41,874,000  29.

Memorandum
To be reported only with the March Report of Condition.

                                                                                                  Number
                                                                                     -----------------------
   1.    Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of
         any date during 2000......................................................   RCFD 6724     1          M.1
                                                                                     -----------------------


1    =   Independent audit of the bank conducted in accordance
         with generally accepted auditing standards by a certified
         firm which submits a report on the bank
2    =   Independent audit of the bank's parent holding company
         conducted in accordance with generally accepted auditing
         standards by a certified public accounting firm which
         submits a report on the consolidated holding company
         (but not on the bank separately)
3    =   Attestation on bank management's assertion on the
         effectiveness of the bank's internal control over financial reporting by a certified public accounting firm
4    =   Directors' examination of the bank conducted in
         accordance with generally accepted auditing standards
         by a certified public accounting firm (may be required by
         state chartering authority)
5    =   Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
6    =   Review of the bank's financial statements by external auditors
7    =   Compilation of the bank's financial statements by external auditors
8    =   Other audit procedures (excluding tax preparation work)
9    =   No external audit work

[FN]
----------------
(1) Including total demand deposits and noninterest-bearing time and savings deposits.
(2) Includes limited-life preferred stock and related surplus.